UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 28, 2009

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

II-VI Incorporated, a Pennsylvania corporation (“II-VI”), II-VI Holdings B.V, a corporation duly organized and validly existing under the laws of the Netherlands and a wholly owned subsidiary of II-VI (“Parent”), II-VI Cayman, Inc., an exempted company incorporated in the Cayman Islands with limited liability and a wholly owned subsidiary of Parent (“Merger Sub” and, together with II-VI and Parent, the “Buyer Parties”), Photop Technologies, Inc., an exempted company incorporated in the Cayman Islands with limited liability (“Photop” and sometimes referred to as the “Surviving Corporation”) and Loyal Excel Investments Limited, as shareholder representative, have entered into a Merger Agreement (the “Merger Agreement”), dated as of December 28, 2009. Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Photop (the “Merger”), with Photop surviving the Merger and continuing as a wholly owned subsidiary of Parent. The Merger Agreement has been approved by the board of directors of Merger Sub and by the board of directors and shareholders of Photop. The Merger Agreement provides for a closing date of January 4, 2010 or such other date as the parties may otherwise agree to in writing.

The initial consideration to be paid by II-VI in connection with the Merger consists of approximately $45.6 million and a certain number of shares of II-VI common stock, no par value per share (“II-VI Shares”), equal to the quotient of $30.4 Million divided by the lesser of (i) $26.53 or (ii) the average closing day trading price of the II-VI Shares for the 90 consecutive trading days ending on the date that is five business days prior to the closing date of the Merger; provided, however, that the number of II-VI Shares will be reduced by the aggregate amount of all fractional II-VI Shares, which will be paid in cash pursuant to the Merger Agreement. Fifty-percent (50%) of the II-VI Shares issued by II-VI in connection with the Merger will be subject to a six-month lockup period, during which time the shareholders receiving such shares will not be permitted to, among other things, offer, sell, contract to sell, transfer, pledge or otherwise dispose of such shares. The remaining fifty-percent (50%) of the II-VI Shares issued in connection with the Merger will be subject to a twelve-month lockup period with the identical restrictions. No Photop shareholder will be entitled to receive the payments described above unless and until such shareholder has completed and returned to Photop a fully executed letter of transmittal and instructions (the “Letters of Transmittal”), which Letters of Transmittal include, among other things, certain representations and warranties, waivers and releases.

In addition to the initial consideration paid in connection with the Merger, the ordinary shareholders of Photop may also be entitled to additional earnout opportunities of $12 Million, to be paid in cash, based on the Surviving Corporation’s achievement of certain financial goals subsequent to the Merger (in the aggregate, the “Earnout Amount”). The Earnout Amount, however, will be subject to set-off for indemnification based on terms and conditions set forth in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, Photop will exercise its stock repurchase rights under its Stock Incentive Plan (the “Photop Incentive Plan”) to repurchase all of the outstanding stock options issued by Photop under the Photop Incentive Plan (the “Photop Option Repurchase”) and terminate the plan.

Following the consummation of the proposed Merger, the Board of Directors of Photop will be comprised of one member, Francis J. Kramer, the current President and Chief Executive Officer of II-VI. The headquarters of Photop will continue to be located in Fuzhou, China.

The consummation of the Merger is subject to certain conditions, including (i) the satisfaction of all outstanding amounts due under Photop’s existing credit facilities (including those of its subsidiaries) and the release of any and all liens on the assets of Photop and/or its subsidiaries; (ii) the Photop Option Repurchase and the subsequent termination of the Photop Incentive Plan; (iii) the termination of all related party arrangements and/or transactions between Photop (and/or any of its subsidiaries) and any shareholder, director, officer or key employee of Photop (or any of its subsidiaries); (iv) no more than ten percent of the Ordinary Shareholders’ having elected to exercise their dissenters’ rights and demanding payment for the fair or appraised value of their Photop shares; (iv) subject to certain materiality exceptions, the accuracy of the respective representations and warranties of the Buyer Parties and Photop and compliance by the Buyer Parties and Photop with their respective obligations under the Merger Agreement; and (v) the receipt by each of the Buyer Parties and Photop of certain documents and agreements from the other parties. The closing of the Merger is not subject to the receipt of financing or receipt of any consent from the lenders of either the Buyer Parties or Photop.

The Buyer Parties and Photop have made customary and reciprocal representations, warranties and covenants in the Merger Agreement, including, among others: (i) the parties agree to cooperate and use their respective reasonably best efforts to obtain all consents, approvals and authorizations of third parties and governmental authorities necessary to consummate the Merger; (ii) Photop agrees to conduct its business in the ordinary course of business consistent with past practices during the period between the execution of the Merger Agreement and the closing of the Merger; (iii) Photop agrees not to engage in (and to prevent its subsidiaries from engaging in) certain kinds of transactions during such period including, but not limited to, (A) the sale, lease or disposition of any of Photop’s material assets other than in the ordinary course of business or (B) the entry into any contractual obligations relating to the purchase of assets constituting a business or any merger, consolidation or other business combination; and (iv) Parent agrees to establish a performance and retention equity program (the “Retention Program”), under which II-VI Shares and phantom stock of II-VI (payable in cash) with an aggregate value of $5 Million will be awarded to participants in the Retention Program.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated by reference.

The Merger Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about II-VI, Photop or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made solely for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of II-VI, Photop or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Forward Looking Statements

Information set forth in this Current Report on Form 8-K contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this report involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. II-VI believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to the failure to close the Merger and general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009; (iii) purchasing patterns from customers and end-users; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company’s ability to devise and execute strategies to respond to market conditions. Any forward-looking statements are made as of the date of issuance and the Company undertakes no obligation to publicly revise or update any forward-looking statements.

Item 8.01 Other Events.

On January 4, 2010, II-VI issued a press release entitled, “II-VI Incorporated Announces Completion of its Acquisition of Photop Technologies, Inc.; Updates Fiscal Year 2010 Guidance.”

The full text of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 4, 2010, II-VI issued a slideshow presentation entitled, “II-VI Incorporated Acquisition of Photop Technologies, Inc., January 4, 2010.”

The full text of the Company’s slideshow presentation is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

2.1	Merger Agreement, dated as of December 28, 2009, by and among II-VI Incorporated, II-VI Holdings B.V., II-VI Cayman, Inc., Photop Technologies, Inc. and Loyal Excel Investments, as the shareholder representative (the “Merger Agreement”). Schedules to the Merger Agreement identified in the Table of Contents to the Merger Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press Release dated January 4, 2010.

99.2	Slideshow Presentation dated January 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

II-VI INCORPORATED (Registrant)

Date: January 4, 2010	By:	/s/ Francis J. Kramer
Francis J. Kramer
President and Chief Executive Officer

Date: January 4, 2010	By:	/s/ Craig A. Creaturo
Craig A. Creaturo
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Merger Agreement, dated as of December 28, 2009, by and among II-VI Incorporated, II-VI Holdings B.V., II-VI Cayman, Inc., Photop Technologies, Inc. and Loyal Excel Investments, as the shareholder representative (the “Merger Agreement”).

99.1	Press Release dated January 4, 2010.

99.2	Slideshow Presentation dated January 4, 2010.

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